UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2018

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(510) 984-1761

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President and Chief Executive Officer, Director

On March 9, 2018, Thomas Looby resigned as the President, Chief Executive Officer and a member of the board of directors (the “Board”) of Ekso Bionics Holdings, Inc. (the “Company”) and from all other positions with the Company and its subsidiaries.

The Company has entered into a Separation Agreement and Full Release of All Claims, dated March 9, 2018 (the “Separation Agreement”), with Mr. Looby to memorialize the parties’ mutual and full agreement with respect to Mr. Looby’s separation. The Separation Agreement provides that Mr. Looby will stay on as an outside advisor to the new Chief Executive Officer of the Company for a period of two months.

The Separation Agreement also provides, among other things, that (a) Mr. Looby resigned from his position as the President, Chief Executive Officer and a member of the Board of Directors of the Company and from all other positions he had with the Company or any of its subsidiaries; (b) the Company will pay Mr. Looby $61,699, less applicable withholdings and deductions, as final payment of all wages, salary, bonuses (except a bonus paid to him in respect of services performed in 2017, as described below, and any pro rata bonus to be paid to him in respect of services performed in 2018 prior to his resignation), commissions, reimbursable expense, accrued vacation and any similar payments due to Mr. Looby; (c) Mr. Looby will be paid $360,500 as severance in accordance with the Company’s regular payroll practices over the 12-month period following Mr. Looby’s separation (the “Separation Period”), plus an additional lump sum amount of $5,000 following the effective date of his Separation Agreement; (d) the Company will accelerate the vesting of Mr. Looby’s previously granted stock options such that the portion that would have become vested or exercisable during the Separation Period will vest and become exercisable on March 9, 2018. Furthermore, all exercisable stock options will remain exercisable until March 9, 2026 or, if earlier, until the latest date that such stock options could have been exercised under the terms of the original award; (e) the Company will pay Mr. Looby a lump sum amount of $117,463 as a bonus for services rendered by him in 2017, subject to the Company’s normal payroll practices and required withholdings; (f) Mr. Looby will be entitled to a prorated bonus in respect of services provided in 2018 prior to his resignation, provided that the Company achieves operational, financial and other milestones to be determined by the Board; (g) Mr. Looby will be entitled to reimbursement of reasonable, out-of-pocket moving expenses paid by him up to $12,000; (h) Mr. Looby has agreed not to sell or otherwise dispose any of his Common Stock for a period of 90 days after the date of his resignation, subject to certain exceptions for gifts and pre-approved dispositions without consideration; (g) Mr. Looby will remain subject to the restrictions concerning interference with business, use of confidential and proprietary information, assignment of inventions and patents and confidentiality provided in written agreements with the Company; and (h) Mr. Looby has agreed to work with the Company and its accountants and legal advisors during the Separation Period in order to facilitate a smooth transition. Mr. Looby and the Company each have agreed not to disparage the other, and each have agreed to a release of claims related to the relationship between Mr. Looby and the Company and its affiliates, and his separation.

The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, which is attached as Exhibit 99.1 and incorporated herein by reference.

Appointment of New President and Chief Executive Officer

On March 9, 2018, the Board appointed Jack Peurach to serve as the President and Chief Executive Officer of the Company, effective immediately.

Mr. Peurach is a director of the Company, and, prior to his appointment as the Company’s President and Chief Executive Officer, served as the Chairman of the Compensation Committee of the Board and as a member of the Nominating and Governance Committee and the Audit Committee of the Board. Mr. Peurach served on the board of directors of Ekso Bionics, Inc., which merged with a wholly-owned subsidiary of the Company in January 2014 and continued as the surviving entity in the merger, from July 2011 until the merger, and has served on the board of directors of the Company since the merger. From 2011 to March 2017, Mr. Peurach served as the Executive Vice President, Products for SunPower Corp (NASDAQ: SPWR), where he was responsible for all aspects of SunPower’s PV modules and residential, commercial and utility PV systems. Prior to this role, from 2009 to 2011, Mr. Peurach served as Executive Vice President, Research and Development for SunPower, where he led the research and development efforts of the PV Cells, Modules and Systems. From 2008 to 2009, Mr. Peurach was the Vice President of the Advanced Product Development Group, and from 2007 to 2008, Mr. Peurach was the Senior Director of Product Development at SunPower. Prior to SunPower’s acquisition of PowerLight in 2007, Mr. Peurach served as PowerLight’s Vice President of Product Development. Earlier in his career, Mr. Peurach was a strategy consultant for Mercer Management Consulting and director of engineering at Berkeley Process Control, Inc. Mr. Peurach also serves as a director of MyCore Health, Inc. Mr. Peurach holds a Bachelor of Science degree in Mechanical Engineering from Michigan State University, a Master of Science degree in Mechanical Engineering from the University of California, Berkeley, and a Master of Business Administration, Finance and Entrepreneurship from the Wharton School, University of Pennsylvania.

Mr. Peurach will continue to serve as a member of the board of directors of the Company, but he has resigned his positions as the Chair and a member of the Compensation Committee of the Board and as a member of the Audit Committee of the Board.

Departure of Directors

On March 9, 2018, Mr. Howard Palefsky and Ms. Amy Wendell, each a member of the Board, notified the Company of their decision to resign from the Board and from all committees of the Board, effective immediately. The resignations of Mr. Palefsky and Ms. Wendell were due to differences between them and a majority of the Board in areas of corporate strategy, but there were no disagreements between them and the Company relating to the Company’s operations, policies or practices.

Election of Director

On March 11, 2018, Charles Li, Ph.D. was appointed to the Board. Dr. Li will serve as a director of the Company until the next annual meeting of stockholders of the Company and until his successor is elected and qualified. Dr. Li has also been appointed as a member of the Audit Committee of the Board.

Dr. Li has been a senior analyst at Puissance Capital Management since 2015 and has been involved in many of Puissance Capital’s investments.  Prior to joining Puissance Capital, Dr. Li worked at Fosun Capital and Harvest Fund.  Dr. Li received his Ph.D. in Applied Physics from Harvard University, and a B.S. and B.A. from Xi’an Jiaotong University in Xi’an, China.

Dr. Li will participate in the Company’s standard non-employee director compensation program. Pursuant to this program, as a non-employee director, Dr. Li is eligible to receive (a) an annual retainer of $35,000 for his service on the Board and an additional fee of $7,500 per year for his services as a member of the Audit Committee, and (b) an annual grant of 25,000 options which become exercisable in 12 equal monthly installments over a one-year period.

It also is anticipated that Dr. Li will enter into the Company’s standard form indemnification agreement for directors of the Company.

On March 12, 2018, the Company issued a press release announcing the departure of Messrs. Looby and Palefsky and Ms. Wendell, the appointment of Mr. Peurach as the Company’s new President and Chief Executive Officer and the election of Dr. Li to the Board. A copy of this press release is filed as Exhibit 99.2 to this current report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Separation Agreement and Full Release of All Claims
99.2	Press Release dated March 12, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Jack Peurach
Name:	Jack Peurach
Title:	President and Chief Executive Officer

Dated: March 13, 2018